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                                  EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Advanced Polymer Systems, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                     KPMG PEAT MARWICK LLP


San Francisco, California
April 5, 1996